UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2011

DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA
(State or Other Jurisdiction of Incorporation)

0-25464	26-2018846
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of Principal Executive Offices and Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements.

On March 16, 2011, the Compensation Committee of the Board of Directors of Dollar Tree, Inc. conducted its annual review of the base salaries and incentive compensation of the Company’s executive officers.

Base Salaries:  The Committee approved the following annual base salaries for the Company’s Named Executive Officers for fiscal 2011.

Name	Position	Base Salary
Bob Sasser	President, Chief Executive Officer	$1,100,000
Gary M. Philbin	Chief Operating Officer	$625,000
Kevin S. Wampler	Chief Financial Officer	$470,000
Robert H. Rudman	Chief Merchandising Officer	$540,000
James Fothergill	Chief People Officer	$365,000

Annual Incentive Bonus for fiscal 2010 and fiscal 2011:  The Committee authorized the payment of annual cash bonus awards to certain of the Company’s Named Executive Officers for fiscal year 2010 which ended on January 29, 2011. Cash bonuses are awarded under the Company’s 2004 Executive Officer Cash Bonus Plan, approved by shareholders, and the Management Incentive Compensation Plan, as applicable.  The Committee approved the target bonus levels of 120% of salary for the Chief Executive Officer, 70% of salary for the Chief Operating Officer, Chief Financial Officer, Chief Merchandising Officer and Chief People Officer and established the target bonus and performance goals for fiscal year 2011.  Consistent with past practice, 85% of the award is based on the Company’s corporate performance achievement and 15% is based on the officer achieving personal performance goals.  The following table sets forth the bonus payments for fiscal 2010 and bonus target for fiscal 2011:

Name	Position	Bonus Target Fiscal 2011	Bonus Payments Fiscal 2010
Bob Sasser	President, Chief Executive Officer	$1,320,000	$1,948,750
Gary M. Philbin	Chief Operating Officer	$437,500	$566,474
Kevin S. Wampler	Chief Financial Officer	$329,000	$432,563
Robert H. Rudman	Chief Merchandising Officer	$378,000	$490,620
James Fothergill	Chief People Officer	$255,500	$333,313

The bonus target for fiscal 2011 assumes that the Company achieves 100% of its corporate performance goal and the executive achieves 100% of the personal performance goals.  Within certain limits, if the Company exceeds (or does not meet) its goal, the executive’s bonus can exceed (or fall below) the bonus target set forth above.

Prior Year Equity Awards:  The Committee reviewed the performance requirements relating to performance-based restricted stock units awarded in fiscal 2010.  The Committee determined that the target level of earnings per share for fiscal 2010 had been met.  Bob Sasser will receive a total of 75,000 restricted stock units, Gary Philbin will receive a total of 27,000 restricted stock units, Kevin Wampler will receive a total of 22,500 restricted stock units, Robert Rudman will receive a total of 22,500 restricted stock units and James Fothergill will receive a total of 12,000 restricted stock units.  The share amounts have been adjusted to reflect the 3-for-2 stock split that took effect on June 24, 2010.These awards will vest ratably over three years, with the first third vesting on the first anniversary date of the grant (March 26, 2011), provided the Named Executive Officers remain continuously employed through the vesting dates.

Current Year Equity Award: The Committee approved the dollar value of performance-based restricted stock units granted to certain Named Executive Officers of the Company, effective April 1, 2011.  The Committee approved the dollar value of restricted stock units in the amount of $3,000,000 to Bob Sasser; $1,100,000 to Gary Philbin; $775,000 to Kevin Wampler; $900,000 to Robert Rudman; and $415,000 to James Fothergill.  The number of restricted stock units will be calculated by dividing the dollar value of the award by the fair market value of a share of Dollar Tree stock on April 1, 2011, and rounded down to the nearest five shares. The units vest ratably over three years in one year increments and are subject to the Company achieving a certain corporate performance goal in fiscal 2011.

Each of the above-referenced shares, was awarded under either the Company’s 2004 Executive Officer Equity Plan or the 2003 Equity Incentive Plan, as applicable, both approved by the shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DOLLAR TREE, INC.

Date: March 22, 2010	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer